UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange

Item 2.01      Completion of Acquisition or Disposition of Assets.

On March 13, 2024, Cornerstone Pharmaceuticals, Inc. (formerly known as Rafael Pharmaceuticals, Inc.), a clinical stage, cancer metabolism-based therapeutics company focused on the development and commercialization of therapies that exploit the metabolic differences between normal cells and cancer cells (“Cornerstone”) consummated a restructuring of its outstanding debt and equity interests. Rafael Holdings, Inc. (the “Company”), directly and indirectly, held debt and preferred and common equity investments in Cornerstone. Following the restructuring, the Company indirectly holds certain debt interests in Cornerstone, and, directly and indirectly, owns or controls equity interests representing approximately 67.03% of Cornerstone’s total outstanding equity.

Cornerstone’s Board of Directors currently consists of nine (9) members, including Howard Jonas (who serves as Chairman of the Board of Cornerstone and as its Acting Chief Executive Officer), the Company’s Executive Chairman, the Company’s Chief Executive Officer, William Conkling, and Howard Jonas’ son-in-law, Shmuel Levinger.

As part of the restructuring, the Company: (i) converted approximately $29.2 million of outstanding debt owed to it by Cornerstone under a line of credit agreement entered into in 2021, and approximately $2.1 million of outstanding debt owed to it by Cornerstone under a loan agreement entered into in May 2023, into 32,197,679 shares of common stock of Cornerstone (“Cornerstone Common Stock”) at a conversion price of $0.97 per share, following a reverse split of Cornerstone’s capital stock on a ten-for-one basis; (ii) converted its shares of preferred stock of Cornerstone (“Cornerstone Preferred Stock”) into 6,067,306 shares of Cornerstone Common Stock; (iii) invested an additional $1.5 million in cash into Cornerstone by purchasing 1,546,391 shares of Common Stock at $0.97 per share, following a reverse split of Cornerstone’s capital stock on a ten-for-one basis; (iv) agreed to certain governance provisions, including as to the makeup of the Cornerstone Board of Directors; and (v) entered into a voting agreement in connection with potential transactions involving the Company and its affiliates. In addition, RP Finance LLC (an entity in which the Company owns a 37.5% interest and which is an entity associated with members of the family of Howard Jonas, “RP Finance”), which held approximately 2% of the outstanding shares of Cornerstone Common Stock prior to the restructuring, modified a 2020 line of credit agreement with Cornerstone to extend the maturity of approximately $21.9 million debt outstanding thereunder and limit the number of shares issued such that, following the restructuring, RP Finance received an additional 3,658,368 post-reverse stock split shares of Cornerstone Common Stock, and thereby holds approximately six percent (6%) of the outstanding shares of Cornerstone Common Stock.

In addition, in connection with the restructuring, a majority of holders of certain debt of Cornerstone have either agreed to exchange their convertible notes into Cornerstone Common Stock, at an exchange price of $0.97 per share, or amend their convertible notes to extend the maturity date. All shares of Cornerstone Preferred Stock were converted into Cornerstone Common Stock. Moreover, holders of Cornerstone Preferred Stock and Cornerstone Common Stock (other than the Company and its affiliates), and holders of certain debt of Cornerstone who are Accredited Investors (as defined in Regulation D promulgated under the Securities Act of 1933), were given the opportunity to further invest in Cornerstone by purchasing shares of Cornerstone Common Stock at a price of $0.97 per share. The Company was the only purchaser of Cornerstone Common Stock and invested $1.5 million in Cornerstone using cash on hand. In connection with the conversion of debt into Cornerstone Common Stock and the termination of existing loan agreements as part of the restructuring, the Company and Cornerstone agreed to a mutual release from any and all obligations, claims, demands, actions, liabilities, and causes of action arising out of or in connection with the 2021 merger agreement, pursuant to which the Company was to acquire Cornerstone via the issuance of Company shares to Cornerstone Stockholders, and the subsequent termination of the agreement in February 2022.

The restructuring was approved by all required votes, including (i) the holders of a majority of the issued and outstanding shares of Cornerstone Preferred Stock approving the mandatory conversion to Cornerstone Common Stock, (ii) the holders of at least ninety percent (90%) in interest of certain Cornerstone debt agreeing to either participate in a conversion to Cornerstone Common Stock or amend the debt to extend the maturity date, and (iii) the holders of a majority of the issued and outstanding shares of Cornerstone stock entitled to vote, excluding shares owned directly or indirectly by the Company or its affiliates, approving the restructuring transactions.

The Company expects to account for this acquisition as an acquisition of a VIE that does not constitute a business in accordance with ASC 810, Consolidation.

Item 9.01     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not filed with this report. Pursuant to Item 9.01(a) of Form 8-K, the Registrant hereby undertakes to file the required Cornerstone Pharmaceuticals, Inc. financial statements by amendment to this report by May 23, 2024.

(b) Pro Forma Financial Information.

Not filed with this report. Pursuant to Items 9.01(b) of Form 8-K, the Registrant hereby undertakes to file the required Cornerstone Pharmaceuticals, Inc. financial statements by amendment to this report as soon as it is available and in any event by May 23, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
Name: William Conkling
Title: Chief Executive Officer

Dated: March 13, 2024